                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) - April 16, 1998

                                Orthodontix, Inc.
                    -----------------------------------------
             (Exact name of registrant as specified in its charter)

           FLORIDA                     000-27836                 65-0643773
-------------------------------     -------------------      -------------------
(State or other jurisdiction of        (Commission             (IRS Employer
incorporation or organization)         File Number)          Identification No.)

           2222 PONCE DE LEON BLVD., 3RD FLOOR, CORAL GABLES, FL 33134
           -----------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (305) 446-8661


           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 1.           Changes in Control of Registrant

                  Not Applicable

Item 2.           Acquisition or Disposition of Assets

                  Not Applicable

Item 3.           Bankruptcy or Receivership

                  Not Applicable

Item 4.           Changes in Registrant's Certifying Accountant

                  Not Applicable

Item 5.           Other Events

                  Not Applicable

Item 6.           Resignations of Registrant's Directors

                  Not Applicable

Item 7.           Financial Statements and Exhibits

                  (a)    Financial statements of business acquired.

         The audited financial statements of Orthodontix, Inc. as of December 31, 1996 and 1997 and for the period from August 14, 1996 (date of inception) to December 31, 1996, for the year ended December 31, 1997, for the period August 14, 1996 (date of inception) to December 31, 1997 and the unaudited financial statements of Orthodontix, Inc. as of March 31, 1998 and for the three months ended March 31, 1998 are included herein.

                  (b)    Pro forma financial information.

         The unaudited proforma balance sheet of the Registrant as of March 31, 1998 is included herein.

                  (c)    Exhibits

                  10.1 Agreement and Plan of Merger and Reorganization dated October 30, 1997 between Embassy Acquisition Corp. and Orthodontix, Inc.*

Item 8.           Change in Fiscal Year

                  Not Applicable

Item 9.           Sales of Equity Securities Pursuant to Regulation S

                  Not Applicable


    *Incorporated by reference to the Registrant's Registration Statement on Form S-4 declared effective by the Securities and Exchange Commission on March 26, 1998, SEC File No. 333-48677.






                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                            ORTHODONTIX, INC.
                                            (Registrant)



Dated: June 30, 1998                        By: /s/ Robert Leahy
                                                --------------------------------
                                                Robert Leahy, Vice President,
                                                Chief Financial Officer

INDEX TO FINANCIAL STATEMENTS

                                                                                                   PAGES
Orthodontix, Inc. Unaudited Pro Forma Balance Sheet
     Unaudited Pro Forma Balance Sheet as of March 31, 1998                                         F-2

     Notes to Unaudited Pro Forma Balance Sheet                                                     F-4

Embassy Acquisition Corp. Financial Statements
     Report of Independent Accountants                                                              F-5

     Balance Sheets as of December 31, 1996 and 1997, and March 31, 1998
          (unaudited)                                                                               F-6

     Statements of Operations for the years ended December 31, 1996 and 1997, and the period from November 30, 1995 (date of inception) to December 31, 1997
          and the three months ended March 31, 1997 and 1998 (unaudited)                            F-7

     Statement of Changes in Stockholders' Equity for the period from November
         30, 1995 (date of inception) to December 31, 1995, the years ended
         December 31, 1996 and 1997, and the three months ended March 31, 1998
         (unaudited)                                                                                F-8

     Statements of Cash Flows for the years ended December 31, 1996 and 1997, and the period from November 30, 1995 (date of inception) to December 31, 1997 and the
         three months ended March 31, 1997 and 1998 (unaudited)                                     F-9

     Notes to Financial Statements                                                                  F-10

Orthodontix, Inc. Financial Statements
     Report of Independent Accountants                                                              F-19

     Balance Sheets as of December 31, 1996 and 1997 and March 31, 1998
          (unaudited)                                                                               F-20

     Statements of Operations for the period from August 14, 1996 (date of inception) to December 31, 1996, the year ended December 31, 1997, the period from August 14, 1996 (date of inception) to December 31, 1997 and the
         three months ended March 31, 1998 (unaudited)                                              F-21

     Statement of Changes in Stockholders' Deficit for the period from August
         14, 1996 (date of inception) to December 31, 1996, the year ended
         December 31, 1997, and the three months ended March 31, 1998
         (unaudited)                                                                                F-22

     Statements of Cash Flows for the period from August 14, 1996 (date of inception) to December 31, 1996, the year ended December 31, 1997, the period from August 14, 1996 (date of inception) to December 31, 1997 and the
         three months ended March 31, 1998 (unaudited)                                              F-23

     Notes to Financial Statements                                                                  F-24


ORTHODONTIX, INC.
UNAUDITED PRO FORMA BALANCE SHEET

The unaudited pro forma balance sheet dated March 31, 1998 of Orthodontix, Inc. (the "Company") has been prepared as if (a) the acquisition by the Company of certain assets and assumption of certain liabilities of 27 orthodontic practices (the "Founding Practices") for consideration consisting of a combination of cash and shares of its common stock, par value $.0001 per share (the "Common Stock"), and the execution of agreements to provide management services to the Founding Practices (collectively, the "Acquisitions") and (b) the merger and recapitalization of the Company with and into Embassy Acquisition Corp. ("Embassy") in exchange for Embassy common stock (the "Merger Transaction") all had been completed and those transactions had occurred on March 31, 1998. The Acquisition and the Merger Transaction are each contingent on the occurrence of the other.

The Company will not employ orthodontic professionals or control the practice of orthodontics by the orthodontists. As the Company will not be acquiring the future patient revenues to be earned by the Founding Practices, the Acquisitions are not deemed to be business combinations. In accordance with the Securities and Exchange Commission's Staff Accounting Bulletin No. 48, "Transfers of Nonmonetary Assets by Promoters or Shareholders," the Acquisitions will be accounted for at their historical cost basis with the shares of Common Stock to be issued in the Acquisitions being valued at the historical net book value of the nonmonetary assets acquired, net of liabilities assumed.

The Merger Transaction will be treated as a capital transaction equivalent to the issuance of stock by the Company for the net monetary assets of Embassy accompanied by a recapitalization.

The unaudited pro forma balance sheet has been prepared by the Company based on the unaudited historical financial statements of the Company and Embassy included elsewhere in this document, including the unaudited combined financial information of the Founding Practices included in the notes to the Company's financial statements, and assumptions deemed appropriate by the Company.

ORTHODONTIX, INC.
UNAUDITED PRO FORMA BALANCE SHEET
MARCH 31, 1998

                                                EMBASSY
                                              ACQUISITION  ORTHODONTIX,    PRO FORMA         PRO FORMA
                                                 CORP.          INC.      ADJUSTMENTS       AS ADJUSTED
                                             -----------   ------------   -----------       -----------
                  ASSETS                      (UNAUDITED)   (UNAUDITED)
Current assets:
   Cash and cash equivalents                 $   475,751   $     30,814   $ 6,955,040 (b)   $   3,703,318
                                                                           (3,395,921)(c)
                                                                             (362,366)(f)
   Restricted cash and cash equivalents        6,955,040              0    (6,955,040)(b)               0
   Accounts receivable, net                            0              0       633,816 (c)         633,816
   Accrued interest and other receivables              0            130                               130
                                             -----------   ------------   -----------       -------------

        Total current assets                   7,430,791         30,944    (3,124,471)          4,337,264
                                             -----------   ------------   -----------       -------------

Property, plant and equipment:
   Property, plant and equipment, net                  0          3,211       666,413 (c)         669,624
                                             -----------   ------------   -----------       -------------

        Total property, plant and equipment            0          3,211       666,413             669,624
                                             -----------   ------------   -----------       -------------

Other assets:
   Other assets                                   41,222          5,215        65,189 (c)         111,626
   Note receivable                                     0         50,000       (50,000)(f)               0
                                             -----------   ------------   -----------       -------------

        Total other assets                        41,222         55,215        15,189             111,626
                                             -----------   ------------   -----------       -------------

        Total assets                         $ 7,472,013   $     89,370   $(2,442,869)      $   5,118,514
                                             ===========   ============   ===========       =============

   LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accrued expenses and other payables       $    31,815   $    175,785   $    250,000 (d)  $     457,600
   Income taxes payable                           39,095              0         63,382 (e)        102,477
   Bank line of credit                                 0        499,383                           499,383
                                             -----------   ------------   ------------      -------------

        Total current liabilities                 70,910        675,168        313,382          1,059,460
                                             -----------   ------------   ------------      -------------

Long-term liabilities:
   Other long-term liabilities                         0              0        190,144 (e)        190,144
   Due to shareholders                                 0        412,366       (412,366)(f)              0
                                             -----------   ------------   ------------      -------------

        Total long-term liabilities                    0        412,366       (222,222)           190,144
                                             -----------   ------------   ------------      -------------

        Total liabilities                         70,910      1,087,534         91,160          1,249,604
                                             -----------   ------------   ------------      -------------

Common stock subject to redemption             7,401,103              0     (7,401,103)(a)              0

Commitments and contingencies

Stockholders' equity:

   Common stock                                        0            130            254 (a)            591
                                                                                   207 (c)
   Paid-in-capital                                     0              0      7,400,849 (a)      4,866,613
                                                                            (2,030,710)(c)
                                                                              (250,000)(d)
                                                                              (253,526)(e)
   Accumulated deficit                                 0       (998,294)                         (998,294)
                                             -----------   ------------   ------------      -------------

        Total stockholders' (deficit)
             equity                                    0       (998,164)     4,867,074          3,868,910
                                             -----------   ------------   ------------      -------------

        Total liabilities and
             stockholders' equity            $ 7,472,013   $     89,370   $ (2,442,869)     $   5,118,514
                                             ===========   ============   ============      =============




SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA BALANCE SHEET.

ORTHODONTIX, INC.
NOTES TO UNAUDITED PRO FORMA BALANCE SHEET
MARCH 31, 1998




UNAUDITED PRO FORMA BALANCE SHEET ADJUSTMENTS

The accompanying unaudited pro forma balance sheet as of March 31, 1998 gives effect to the Acquisitions and the Merger Transaction, as if those transactions had occurred on March 31, 1998. The unaudited pro forma balance sheet does not represent the historical or future financial position of the Company.

(a) To record the issuance of 1,300,000 shares of Embassy common stock for 1,300,000 shares of the Company in connection with the Merger Transaction which for financial reporting purposes is treated as a capital transaction of the Company for the net monetary assets of Embassy.

(b) To reclassify the restricted cash and cash equivalents which are no longer subject to restrictions as a result of the Merger Transaction.

(c) Reflects completion of the Acquisitions, which will involve the issuance of 2,074,637 shares of common stock (based upon the average closing bid and asked price of Embassy for the 15 trading days prior to the closing date of the Acquisitions and Merger Transaction), valued at the historical net book value of the assets transferred from the Founding Practices, and cash distributions to be treated as dividends aggregating $3,395,921. The historical net book value of the assets transferred from the Founding Practices are as follows:

            Accounts receivable, net of allowance for
              doubtful accounts                                 $  633,816
            Property and equipment transferred                     666,413
            Other assets                                            65,189

(d) Reflects the estimated expenses to be incurred with completion of the Acquisitions and Merger Transaction.

(e) Reflects the recording of a current liability in the amount of $63,382 and a long-term liability in the amount of $190,144 for income taxes as a result of the acquisition of certain accounts receivable which were previously taxed on a cash basis for the Founding Practices. As a result of the Acquisitions and Merger Transaction, the tax on such amounts will be paid by the Company over a four year period.

(f) Reflects the repayment of the amounts due to stockholder as well as the collection of the note receivable from one of the Founding Practices to the Company with the proceeds of the Merger Transaction.

REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors of
Embassy Acquisition Corp.



We have audited the accompanying balance sheets of Embassy Acquisition Corp. (a Florida Corporation in the development stage) as of December 31, 1996 and 1997, and the related statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 1996 and 1997 and the related statements of changes in stockholders' equity and cash flows for the period from November 30, 1995 (date of inception) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Embassy Acquisition Corp. as of December 31, 1996 and 1997, and the results of its operations and its cash flows for the year ended December 31, 1996 and 1997 and the period from November 30, 1995 (date of inception) to December 31, 1997, in conformity with generally accepted accounting principles.

Coopers & Lybrand L.L.P.



Miami, Florida
March 30, 1998

EMBASSY ACQUISITION CORP.
(A DEVELOPMENT STAGE CORPORATION)
BALANCE SHEETS

                                                             DECEMBER 31,     DECEMBER 31,       MARCH 31,
                                                                 1996             1997             1998
                                                            --------------   --------------   --------------
                         ASSETS                                                                (UNAUDITED)
Current assets:
    Cash and cash equivalents                               $      763,965   $      547,939   $      475,751
    Restricted cash and cash equivalents                         6,566,206        6,878,156        6,955,040
    Accrued interest receivable                                      1,342                0                0
                                                            --------------   --------------   --------------

         Total current assets                                    7,331,513        7,426,095        7,430,791

Deferred tax assets                                                  8,472           41,222           41,222
                                                            --------------   --------------   --------------

         Total assets                                       $    7,339,985   $    7,467,317   $    7,472,013
                                                            ==============   ==============   ==============

          LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accrued expenses                                        $        3,487   $       38,916   $       31,815
    Income taxes payable                                            76,476           49,934           39,095
                                                            --------------   --------------   --------------

         Total liabilities                                          79,963           88,850           70,910
                                                            --------------   --------------   --------------

Common stock subject to redemption                               7,260,022        7,378,467        7,401,103

Commitments and contingencies

Stockholders' equity:
    Common stock, $.0001 par value, 100,000,000 shares
        authorized, 2,540,000 issued and outstanding at
        December 31, 1996, December 31, 1997 and
        March 31, 1998                                                   0                0                0
    Retained earnings accumulated during the development
        stage                                                            0                0                0
                                                            --------------   --------------   --------------

         Total stockholders' equity                                      0                0                0
                                                            --------------   --------------   --------------

         Total liabilities and stockholders' equity         $    7,339,985   $    7,467,317   $    7,472,013
                                                            ==============   ==============   ==============














THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

EMBASSY ACQUISITION CORP.
(A DEVELOPMENT STAGE CORPORATION)
STATEMENTS OF OPERATIONS

                                                                    FOR THE PERIOD
                                                                         FROM
                                                                      NOVEMBER 30,
                                        FOR THE YEAR  FOR THE YEAR   1995 (DATE OF   FOR THE THREE MONTHS ENDED
                                           ENDED        ENDED        INCEPTION) TO           MARCH 31,
                                        DECEMBER 31,  DECEMBER 31,   DECEMBER 31,    ----------------------
                                           1996           1997           1997           1997        1998
                                        -----------   ------------   -------------   ----------  ----------
                                                                                    (UNAUDITED)  (UNAUDITED)
Operating revenues                      $         0            0      $         0  $        0   $        0
                                        -----------   ----------      -----------  ----------   ----------

Operating expenses:
   General and administrative                44,058      164,382          208,440      12,323       49,265
                                        -----------   ----------      -----------  ----------   ----------

      Total operating expenses               44,058      164,382          208,440      12,323       49,265
                                        -----------   ----------      -----------  ----------   ----------

      Loss from operations                  (44,058)    (164,382)        (208,440)    (12,323)     (49,265)
                                        -----------   ----------      -----------  ----------   ----------

Other income:
   Interest income                          243,743      343,844          587,587      81,245       83,561
                                        -----------   ----------      -----------  ----------   ----------

      Other income                          243,743      343,844          587,587      81,245       83,561
                                        -----------   ----------      -----------  ----------   ----------

Income before income tax provision          199,685      179,462          379,147      68,922       34,296

Income tax provision                         68,004       61,017          129,021      23,501       11,661
                                        -----------   ----------      -----------  ----------   ----------

Net income                              $   131,681      118,445      $   250,126  $   45,421   $   22,635
                                        ===========   ==========      ===========  ==========   ==========

Per share data:
   Net income per common and common
        equivalent share:

        Basic                           $      0.06   $     0.05                   $     0.02   $     0.01
                                        ===========   ==========                   ==========   ==========
        Diluted                         $      0.06   $     0.05                   $     0.02   $     0.01
                                        ===========   ==========                   ==========   ==========

   Weighted average shares used in
       computing net income per common
       and common equivalent share:

        Basic                             2,187,333    2,540,000                    2,540,000    2,540,000
                                        ===========   ==========                   ==========   ==========
        Diluted                           2,187,333    2,542,923                    2,540,000    2,553,101
                                        ===========   ==========                   ==========   ==========









THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

EMBASSY ACQUISITION CORP.
(A DEVELOPMENT STAGE CORPORATION)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM NOVEMBER 30, 1995 (DATE OF INCEPTION) TO DECEMBER 31, 1995, FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1997, AND FOR THE THREE MONTHS ENDED MARCH 31, 1998

                                                         COMMON STOCK            ADDITIONAL
                                                  ---------------------------     PAID-IN       RETAINED
                                                     SHARES         AMOUNT        CAPITAL       EARNINGS         TOTAL
                                                  ------------- -------------   -----------   ------------    ----------
Issuance of stock to original stockholders          1,160,000     $     116      $  75,962      $       0      $  76,078
                                                    ---------     ---------      ---------      ---------      ---------

Balance, December 31, 1995                          1,160,000           116         75,962              0         76,078

Issuance of stock to Public Stockholders in
    connection with initial public offering         1,380,000             0              0              0              0

Net income for the year ended December 31, 1996             0             0              0        131,681        131,681

Amounts accruing to the benefit of Public
     Stockholders                                           0          (116)       (75,962)      (131,681)      (207,759)
                                                    ---------     ---------      ---------      ---------      ---------

Balance, December 31, 1996                          2,540,000             0              0              0              0

Net income for the year ended December 31, 1997             0             0              0        118,445        118,445

Amounts accruing to the benefit of Public
     Stockholders                                           0             0              0       (118,445)      (118,445)
                                                    ---------     ---------      ---------      ---------      ---------

Balance, December 31, 1997                          2,540,000             0              0              0              0

Net income for the three months ended March 31,
     1998 (unaudited)                                       0             0              0         22,635         22,635

Amounts accruing to the benefit of Public
     Stockholders (unaudited)                               0             0              0        (22,635)       (22,635)
                                                    ---------     ---------      ---------      ---------      ---------

Balance, March 31, 1998 (unaudited)                 2,540,000     $       0      $       0      $       0      $       0
                                                    =========     =========      =========      =========      =========














THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

EMBASSY ACQUISITION CORP.
(A DEVELOPMENT STAGE CORPORATION)
STATEMENTS OF CASH FLOWS

                                                                                     FOR THE PERIOD
                                                                                           FROM
                                                                                      NOVEMBER 30,
                                                    FOR THE YEAR    FOR THE YEAR     1995 (DATE OF    FOR THE THREE MONTHS ENDED
                                                       ENDED            ENDED        INCEPTION) TO            MARCH 31,
                                                    DECEMBER 31,    DECEMBER 31,       DECEMBER 31,  ---------------------------
                                                        1996            1997               1997          1997            1998
                                                    ------------    ------------     --------------  ------------   ------------
                                                                                                      (UNAUDITED)    (UNAUDITED)
Cash flows from operating activities:
    Net income                                      $   131,681     $   118,445        $   250,126   $    45,421     $    22,635
    Adjustment to reconcile net income to
         net cash used in operating activities:
      Deferred income taxes                              (8,472)        (32,750)           (41,222)            0               0
      Net interest on restricted cash and
           cash equivalents                            (243,743)       (343,844)          (587,587)      (81,245)        (83,561)
      Changes in certain assets and liabilities:
         Accrued interest receivable                          0           1,342              1,342            30               0
         Accrued expenses                                 3,487          35,429             38,916        (3,404)         (7,100)
         Income taxes payable                            76,476         (26,542)            49,934       (40,498)        (10,839)
                                                    -----------     -----------        -----------   -----------     -----------

         Net cash used in operating
              activities                                (40,571)       (247,920)          (288,491)      (79,696)        (78,865)
                                                    -----------     -----------        -----------   -----------     -----------

Cash flows from investing activities:
    (Decrease) increase in restricted
         cash and cash equivalents                   (6,323,805)         31,894         (6,291,911)        8,894           6,677
                                                    -----------     -----------        -----------   -----------     -----------

         Net cash (used in) provided by
             investing activities                    (6,323,805)         31,894         (6,291,911)        8,894           6,677
                                                    -----------     -----------        -----------   -----------     -----------

Cash flows from financing activities:
    Net proceeds from issue of common
         stock                                        7,052,263               0          7,128,341             0               0
                                                    -----------     -----------        -----------   -----------     -----------

         Net cash provided by financing
              activities                              7,052,263               0          7,128,341             0               0
                                                    -----------     -----------        -----------   -----------     -----------

Net increase (decrease) in cash and cash
    equivalents                                         687,887        (216,026)           547,939       (70,802)        (72,188)

Cash and cash equivalents at beginning of
     period                                              76,078         763,965                  0       763,965         547,939
                                                    -----------     -----------        -----------   -----------     -----------

Cash and cash equivalents at end of period          $   763,965     $   547,939        $   547,939   $   693,163     $   475,751
                                                    ===========     ===========        ===========   ===========     ===========
Supplemental disclosure of
     cash flow information:
     Cash paid for income taxes
     during the year                                $         0      $  120,309        $   120,309
                                                    ===========     ===========        ===========




THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

EMBASSY ACQUISITION CORP.
(A DEVELOPMENT STAGE CORPORATION)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1996 AND 1997
(INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS
ENDED MARCH 31, 1997 AND 1998 ARE UNAUDITED)

1.     ORGANIZATION:

       Embassy Acquisition Corp. (the "Company") was incorporated in the State of Florida on November 30, 1995 for the purpose of raising capital and to seek to effect a merger, exchange of capital stock, asset acquisition or other similar business combination (a "Business Combination") with an operating business, which the Company believes has significant growth potential. The Company has had no operations from November 30, 1995, date of inception, to December 31, 1995. The Company is currently in the development stage. On April 2, 1996, the Company's Registration Statement (the "Registration Statement") on Form SB-2 was declared effective by the U.S. Securities and Exchange Commission. Pursuant to the Registration Statement, the Company, in its initial public offering of securities, offered and sold 1,380,000 shares of its common stock, $.0001 par value, at a purchase price of $6 per share (the "Offering"). Proceeds totaled $7,052,263, which was net of $1,227,737 in underwriting and other expenses (the "Net Proceeds").

       In connection with the Offering, the Company sold to the managing underwriter (the "Underwriter") and its designees, for total consideration of $10, stock purchase options ("the "Underwriter Options") to purchase up to 120,000 shares of the Company's common stock at an exercise price of $7.80 per share. The Underwriter Options will be exercisable for a period of five years from the effective date of the Company's Registration Statement. The Company has also agreed to certain registration rights with respect to the shares underlying the Underwriter Options.

       In accordance with the Offering, 90% of the Net Proceeds therefrom were placed in an interest bearing escrow account (the "Escrow Fund") subject to the earlier of (i) written notification by the Company of its need for all or substantially all of the Escrow Fund for the purpose of implementing a Business Combination, (ii) the exercise by certain shareholders of the Redemption Offer, as hereinafter defined, or (iii) the expiration of no more than 30 months from the date of the Offering.

EMBASSY ACQUISITION CORP.
(A DEVELOPMENT STAGE CORPORATION)
NOTES TO FINANCIAL STATEMENTS, CONTINUED
DECEMBER 31, 1996 AND 1997
(INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS
ENDED MARCH 31, 1997 AND 1998 ARE UNAUDITED)

1.     ORGANIZATION, CONTINUED:

       Amounts in the Escrow Fund, including interest earned thereon, are prohibited from being used for any purpose other than a Business Combination, as defined. Such amounts are included in restricted cash at December 31, 1996 and 1997 and at March 31, 1998.

       The Company, prior to the consummation of any Business Combination, will submit such transaction to the Company's stockholders for their approval. In the event, however, that the holders of 30% or more of the shares sold in the Offering which are outstanding vote against approval on any Business Combination, the Company will not consummate such Business Combination. All of the officers and directors of the Company, who own in aggregate 30.7% of the common stock outstanding, have agreed to vote their respective shares of common stock in accordance with the vote of the stockholders of shares issued in the Offering (the "Public Shareholders") with respect to any such Business Combination.

       At the time the Company seeks stockholder approval of any potential Business Combination, the Company will offer (the "Redemption Offer") to each of the Public Stockholders the right, for a specified period of time of not less than 20 days, to redeem all, but not a portion of, their shares of common stock at a per share price equal to the Company's liquidation value on the record date for determination of stockholders entitled to vote upon the proposal to approve such Business Combination (the "Record Date") divided by the number of shares held by all of the Public Stockholders. The Company's liquidation value will be equal to the Company's book value, as determined by the Company (the "Company's Liquidation Value"), calculated as of the Record Date. In no event, however, will the Company's Liquidation Value be less than the Escrow Fund, inclusive of any net income thereon. If holders of less than 30% of the shares held by the Public Stockholders elect to have their shares redeemed, the Company may, but will not be required to, proceed with such Business Combination. If the Company elects to so proceed, it will redeem shares, based upon the Company's Liquidation Value, from those Public Stockholders who affirmatively requested such redemption and who voted against the Business Combination. If the holders of 30% or more of the shares held by the Public Stockholders vote against approval of any potential Business Combination, the Company will not proceed with such Business Combination and will not redeem such shares unless the terms of the Offering expires. The Escrow Fund will be released to stockholders voting against a Business Combination only if such proposed Business Combination is consummated.

EMBASSY ACQUISITION CORP.
(A DEVELOPMENT STAGE CORPORATION)
NOTES TO FINANCIAL STATEMENTS, CONTINUED
DECEMBER 31, 1996 AND 1997
(INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS
ENDED MARCH 31, 1997 AND 1998 ARE UNAUDITED)





1.     ORGANIZATION, CONTINUED:

       There is no assurance that the Company will be able to successfully effect a Business Combination. In the event that the Company does not effect a Business Combination within 24 months (or in certain circumstances 30 months) from the date of the consummation of the Offering, the Company will submit to the Stockholders a proposal to liquidate the Company. If the proposal is approved by a majority of the Public Stockholders, the Company will distribute to the Public Stockholders, in proportion to their respective equity interest in the Company, an aggregate sum equal to the Company's Liquidation Value.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

       CASH AND CASH EQUIVALENTS

       Cash and cash equivalents are defined as all highly liquid financial instruments with maturities of 90 days or less at the date of purchase. The Company maintains its cash and cash equivalents which consist principally of demand deposits and repurchase agreements with one financial institution.

       RESTRICTED CASH AND CASH EQUIVALENTS

       Ninety percent of the Net Proceeds were placed in the Escrow Fund, as described above. As of December 31, 1996 and 1997, there was $6,566,206 and $6,878,156, respectively, in the Escrow Fund which was invested in United States government-backed securities with maturities of 90 days or less at the date of purchase.

       COMMON STOCK SUBJECT TO REDEMPTION

       In the event that the Company does not successfully effect a Business Combination within 24 months (or in certain circumstances 30 months) from the date of the consummation of the Offering, the Company will submit a proposal to liquidate the Company. If such proposal is approved, the Company will distribute the Company's Liquidation Value to the Public Stockholders. Since the Company may be required to refund all available equity to the Public Shareholders, such amounts have been classified in the accompanying balance sheet as common stock subject to redemption. Periodic changes in the Liquidation Value are reflected as adjustments to stockholders' equity.

EMBASSY ACQUISITION CORP.
(A DEVELOPMENT STAGE CORPORATION)
NOTES TO FINANCIAL STATEMENTS, CONTINUED
DECEMBER 31, 1996 AND 1997
(INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS
ENDED MARCH 31, 1997 AND 1998 ARE UNAUDITED)





2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

       USE OF ESTIMATES

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

       EARNING PER SHARE

       During 1997, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share" and has restated all years presented in accordance therewith. SFAS No. 128 requires a dual presentation of basic and diluted earnings per share ("EPS") on the face of the statement of operations. Basic EPS is computed by dividing net income available to common stockholders by the weighted-average number of common shares for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that would then share the earnings (See Note 6).

       RECENT PRONOUNCEMENTS

       In September 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income", which established standards of reporting and display of comprehensive income and its components. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. The Company expects that the implementation of SFAS No. 130 will not have a material impact on its financial statements.

3.     COMMON STOCK:

       The Company's Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock. The Company's Board of Directors has the power to issue any or all of the authorized but unissued common stock without stockholder approval. The Company currently has no commitments to issue any shares of common stock; however, the Company will, in all likelihood, issue a substantial number of additional shares in connection with a Business Combination. To the extent that additional shares of common stock are issued, dilution of the interests of the Public Stockholders may occur.

EMBASSY ACQUISITION CORP.
(A DEVELOPMENT STAGE CORPORATION)
NOTES TO FINANCIAL STATEMENTS, CONTINUED
DECEMBER 31, 1996 AND 1997
(INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS
ENDED MARCH 31, 1997 AND 1998 ARE UNAUDITED)



4.     RELATED PARTIES:

       None of the Net Proceeds have been nor will be used to pay any compensation to the Company's officers or directors. In addition, no funds, including interest earned thereon, have been nor will be disbursed from the Escrow Fund for the reimbursement of expenses incurred on the Company's behalf by the Company's officers and directors.

       Currently, the officers and directors and the other non-public stockholders own 30.7% and 15.0%, respectively, of the issued and outstanding shares of the Company's common stock.

5.     INCOME TAXES:

       The Company is a C Corporation under the provisions of the Internal Revenue Code and related state income tax statutes.

       The components of the provision for income taxes for the year ended December 31, 1996 and 1997 are as follows:

                                                                                     FOR THE PERIOD FROM
                                                                                      NOVEMBER 30, 1995
                                                                                    (DATE OF INCEPTION) TO
                                                    1996               1997           DECEMBER 31, 1997
                                              ------------------ ------------------  ---------------------
        Current provision:
           Federal                            $       64,507     $    79,267            $   143,774
           State                                      11,969          14,500                 26,469
                                              ------------------ ------------------  ---------------------

                                                      76,476          93,767                170,243
                                              ------------------ ------------------  ---------------------

        Deferred provision:
           Federal                                    (7,616)        (27,963)               (35,579)
           State                                        (856)         (4,787)                (5,643)
                                              ------------------ ------------------  ---------------------

                                                      (8,472)        (32,750)               (41,222)
                                              ------------------ ------------------  ---------------------

           Total                              $       68,004     $    61,017            $   129,021
                                              ================== ==================  =====================

       The following reconciles the federal statutory rate with the effective rate for the years ended December 31, 1996 and 1997:

                                                                                      FOR THE PERIOD FROM
                                                                                       NOVEMBER 30, 1995
                                                                                     (DATE OF INCEPTION TO)
                                                    1996                1997           DECEMBER 31, 1997
                                              ------------------   ----------------   --------------------
         Federal statutory rate                            34.0%              34.0%                34.0%
         State taxes, net of federal effect                 3.7                3.5                  3.6
         Benefit of graduated tax rates                    (3.6)              (3.5)                (3.6)
                                               -----------------    ---------------    -----------------

         Effective tax rate                                34.1%              34.0%                34.0%
                                               =================    ===============    =================



       At December 31, 1997 and 1996, the Company had a deferred tax asset relating to amortization of organizational and start-up costs.

EMBASSY ACQUISITION CORP.
(A DEVELOPMENT STAGE CORPORATION)
NOTES TO FINANCIAL STATEMENTS, CONTINUED
DECEMBER 31, 1996 AND 1997
(INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS
ENDED MARCH 31, 1997 AND 1998 ARE UNAUDITED)




6.     NET INCOME PER COMMON AND COMMON EQUIVALENT SHARES:

       The calculation of basic and diluted net income per share for the years ended December 31, 1996 and 1997 and the three months ended March 31, 1997 and 1998 are as follows:



                                  Year Ended      Year Ended       Three Months     Three Months
                                  December 31,    December 31,         Ended            Ended
                                     1996             1997         March 31, 1997   March 31, 1998
                                ---------------    ----------    -----------------    ----------
                                                                   (unaudited)       (unaudited)
Net income                      $       131,681    $  118,445    $          45,421    $   22,635
                                ===============    ==========    =================    ==========


Basic income per share:
   Weighted average common
        shares outstanding            2,187,333     2,540,000            2,540,000     2,540,000
                                ===============    ==========    =================    ==========

   Basic income per share       $          0.06    $     0.05    $            0.02    $     0.01
                                ===============    ==========    =================    ==========


Diluted net income per
     share:

   Weighted average common
        shares outstanding            2,187,333     2,540,000            2,540,000     2,540,000

   Underwriter warrants                       0(1)      2,923                    0(1)     13,101
                                ---------------    ----------    -----------------    ----------

Weighted average common and
   potential common shares
   outstanding                        2,187,333     2,542,923            2,540,000     2,553,101
                                ===============    ==========    =================    ==========

Diluted net income per share    $          0.06    $     0.05    $            0.02    $     0.01
                                ===============    ==========    =================    ==========

       (1) Warrants to purchase 120,000 shares of common stock were not included in the computation of diluted net income per share for the year ended December 31, 1996 and the three months ended March 31, 1997 since the warrants exercise price was greater than the average price of the underlying common shares

EMBASSY ACQUISITION CORP.
(A DEVELOPMENT STAGE CORPORATION)
NOTES TO FINANCIAL STATEMENTS, CONTINUED
DECEMBER 31, 1996 AND 1997
(INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS
ENDED MARCH 31, 1997 AND 1998 ARE UNAUDITED)




7.     BUSINESS COMBINATION:

       On May 6, 1997, the Company entered into a letter of intent with Orthodontix, Inc., a Florida corporation ("Orthodontix"), regarding a business combination of the Company or a newly formed wholly-owned subsidiary and Orthodontix (the "Transaction"). The intended principal business activity of Orthodontix is providing practice management services to orthodontic practices. Orthodontix has conducted no operations to date other than in connection with its agreements to acquire certain assets, assume certain liabilities, and provide long-term management services to certain orthodontic practices (the "Founding Practices") in exchange for cash and shares of common stock (the "Practice Acquisitions").

       As of October 30, 1997, the Company and Orthodontix entered into an Agreement and Plan of Merger and Reorganization (the "Agreement") regarding the Transaction. Pursuant to the Agreement, the parties shall engage in the Transaction, which at the closing of the Transaction (the "Closing") will result in Orthodontix becoming a wholly owned subsidiary corporation of the Company in exchange for that number of shares of common stock of the Company (the "Merger Stock") representing approximately 56% of the Company's outstanding shares of common stock after giving effect to the Transaction but without giving to any options or warrants to acquire shares of common stock which are contemplated to be outstanding at the Closing. The actual number of shares to be issued in connection with the Transaction is subject, in part, to the average of the closing bid and ask price, as reported on the OTC Electronic Bulletin Board or similar quotation board of the Company's shares of common stock for the 15 trading days immediately preceding the date of the Closing (the "Share Value").

       Pursuant to the terms of the Agreement, the recipients of 1,300,000 shares of the Merger Stock (approximately 23% of the Company's outstanding shares of common stock after giving effect to the Transaction, assuming a share value of $8 per share for the Company's common stock) and the shares of Merger Stock to be issued in connection with the Practice Acquisitions (approximately 33% of Embassy's outstanding shares of common stock after giving effect to the Transaction assuming a share value of $8 per share for the Company's common stock), respectively, have agreed for a period of 15 months and six months, respectively, from the date of the Closing, not to make an offer, sale or disposition of any of the Merger Stock to be issued to them in connection with the Transaction. The Transaction is contemplated to be tax-free to the Company and its shareholders.

EMBASSY ACQUISITION CORP.
(A DEVELOPMENT STAGE CORPORATION)
NOTES TO FINANCIAL STATEMENTS, CONTINUED
DECEMBER 31, 1996 AND 1997
(INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS
ENDED MARCH 31, 1997 AND 1998 ARE UNAUDITED)




7.     BUSINESS COMBINATION, CONTINUED:

       Based on information received from Orthodontix, at the Closing, Orthodontix shall provide practice management services to approximately 27 orthodontic practices, which practices generate gross revenue of approximately $16 million annually. The Closing is subject to, among other conditions, the closing of the Transaction by April 1, 1998 (this date has been extended by mutual agreement of the parties), approval of the Transaction by the shareholders of the Company and Orthodontix, certain regulatory and third party approvals and consents, and the closing of the Practice Acquisitions. There can be no assurance that the proposed Transaction will be consummated on these or any other terms.

       Based upon the Average Price per Share, as defined, of the common stock of the Company as of March 26, 1998, at the closing of the Transaction and the Practice Acquisitions, the Company would be obligated to issue approximately 3.5 million shares of common stock and expend up to approximately $3.4 million in consideration for the Transaction. Upon effectiveness of the Transaction, the Company will change its name to "Orthodontix, Inc.," Stephen J. Dresnick, M.D., a member of the Company's Board of Directors, President and Chief Executive Officer of Sterling Healthcare Group, Inc. and Vice Chairman of the Board of FPA Medical Management, Inc. and Glenn Halpryn, Chairman of the Company would continue to be members of the Board of Directors of the Company with Dr. Dresnick assuming the role of Chairman of the Company. There can be no assurance that the proposed Transaction will be consummated on these or any other terms.

       The Company believes the Transaction will be treated as capital transaction equivalent to the issuance of stock by Orthodontix for the Company's net monetary assets of approximately $7.4 million as of December 31, 1997, accompanied by a recapitalization of Orthodontix.

       Because each of the owners of the Founding Practices is a Promoter of the Transaction, Securities and Exchange Commission's Staff Accounting Bulletin ("SAB") No. 48, "Transfers of Nonmonetary Assets by Promoters or Shareholders", each Founding Practice will be deemed a promoter of the merger. Pursuant to SAB No. 48, the transferred nonmonetary assets and assumed liabilities will be accounted for at the historical cost basis of the Founding Practices and any monetary assets assumed and any monetary liabilities included in the Practice Acquisitions will be recorded at fair value, and cash consideration paid in excess of net assets transferred, will be reflected as a dividend paid by Orthodontix.

EMBASSY ACQUISITION CORP.
(A DEVELOPMENT STAGE CORPORATION)
NOTES TO FINANCIAL STATEMENTS, CONTINUED
DECEMBER 31, 1996 AND 1997
(INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS
ENDED MARCH 31, 1997 AND 1998 ARE UNAUDITED)




8.     INTERIM FINANCIAL INFORMATION:

       INTERIM UNAUDITED FINANCIAL STATEMENTS

       The financial statements as of March 31, 1998 and for the three months ended March 31, 1997 and 1998 are unaudited; however, in the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the unaudited financial statements for this interim period have been included. The results of interim periods are not necessarily indicative of the results of operations to be obtained for the full year.

       SUBSEQUENT EVENT

       On April 16, 1998, the Company consummated the transaction pursuant to the Agreement. At the Closing, (i) Orthodontix became a wholly-owned subsidiary of the Company in exchange for among other things, 3,374,637 shares of the Company's Common Stock, representing approximately 57.1% of the Company's outstanding Common Stock after giving effect to the transaction; and (ii) the Company changed its name to "Orthodontix, Inc."

REPORT OF INDEPENDENT ACCOUNTANTS




To the Board of Directors and Stockholders of Orthodontix, Inc.

We have audited the accompanying balance sheets of Orthodontix, Inc. (a Florida corporation in the development stage) as of December 31, 1996 and 1997, and the related statements of operations, changes in stockholders' deficit and cash flows for the year ended December 31, 1997, for the period from August 14, 1996 (date of inception) to December 31, 1996 and for the period from August 14, 1996 (date of inception) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Orthodontix, Inc. as of December 31, 1996 and 1997, and the results of its operations and its cash flows for the year ended December 31, 1997, the period from August 14, 1996 (date of inception) to December 31, 1996 and the period from August 14, 1996 (date of inception) to December 31, 1997 in conformity with generally accepted accounting principles.


COOPERS & LYBRAND L.L.P.



Miami, Florida
June 26, 1998

ORTHODONTIX, INC.
(A DEVELOPMENT STAGE CORPORATION)
BALANCE SHEETS

                                                              DECEMBER 31,   DECEMBER 31,      MARCH 31,
                                                                 1996           1997            1998
                                                            -------------- --------------  --------------
                                                                                             (UNAUDITED)
                              ASSETS

CURRENT ASSETS:
    Cash                                                     $     2,682     $    84,920     $    30,814
    Due from shareholders                                            130             130             130
                                                             -----------     -----------     -----------

         Total current assets                                      2,812          85,050          30,944

Property, plant and equipment, net of accumulated
    depreciation of $377 and $566 as of December 31, 1997
    and March 31, 1998, respectively                                   0           3,400           3,211
Note receivable                                                        0          50,000          50,000
Other assets                                                           0           5,215           5,215
                                                             -----------     -----------     -----------

         Total assets                                        $     2,812     $   143,665     $    89,370
                                                             ===========     ===========     ===========

              LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
    Accounts payable                                         $    28,259     $    54,279     $   172,511
    Accrued expenses and other payables                                0           3,223           3,274
    Bank line of credit                                                0         496,283         499,383
                                                             -----------     -----------     -----------

         Total current liabilities                                28,259         553,785         675,168
                                                             -----------     -----------     -----------

LONG-TERM LIABILITIES:
    Due to shareholders                                           48,598         297,505         412,366
                                                             -----------     -----------     -----------

         Total long-term liabilities                              48,598         297,505         412,366
                                                             -----------     -----------     -----------

         Total liabilities                                        76,857         851,290       1,087,534
                                                             -----------     -----------     -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT:
    Preferred stock, $.0001 par value, 1,000,000 shares
        authorized, none issued and outstanding at
        December 31, 1996 and 1997 and March 31, 1998                  0               0               0
    Common stock, $.0001 par value, 100,000,000 shares
        authorized, 1,300,000 issued and outstanding
        at December 31, 1996 and 1997 and March 31, 1998             130             130             130

    Deficit accumulated during the development stage             (74,175)       (707,755)       (998,294)
                                                             -----------     -----------     -----------

         Total stockholders' deficit                             (74,045)       (707,625)       (998,164)
                                                             -----------     -----------     -----------

         Total liabilities and stockholders' deficit         $     2,812     $   143,665     $    89,370
                                                             ===========     ===========     ===========






THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

ORTHODONTIX, INC.
(A DEVELOPMENT STAGE CORPORATION)
STATEMENTS OF OPERATIONS

                                            FOR THE PERIOD                       FOR THE PERIOD
                                                 FROM                                 FROM
                                             AUGUST 14, 1996                     AUGUST 14, 1996
                                           (DATE OF INCEPTION)    FOR THE           (DATE OF        FOR THE THREE
                                                   TO            YEAR ENDED        INCEPTION)        MONTHS ENDED
                                              DECEMBER 31,      DECEMBER 31,      DECEMBER 31,         MARCH 31,
                                                  1996              1997              1997               1998
                                           -------------------  ------------     ---------------    -------------
                                                                                                      (UNAUDITED)
OPERATING REVENUES                             $         0       $         0       $         0        $         0
                                               -----------       -----------       -----------        -----------

OPERATING EXPENSES:
    General and administrative                      74,175           627,314           701,489            281,180
                                               -----------       -----------       -----------        -----------

         Total operating expenses                   74,175           627,314           701,489            281,180
                                               -----------       -----------       -----------        -----------

         Loss from operations                      (74,175)         (627,314)         (701,489)          (281,180)
                                               -----------       -----------       -----------        -----------

Other income (expense):
    Interest income                                      0                42                42                 12
    Interest expense                                     0            (6,308)           (6,308)            (9,371)
                                               -----------       -----------       -----------        -----------

         Other income                                    0            (6,266)           (6,266)            (9,359)
                                               -----------       -----------       -----------        -----------

Net loss                                       $   (74,175)      $  (633,580)      $  (707,755)       $  (290,539)
                                               ===========       ===========       ===========        ===========

Per share data:
    Net loss per common share and common
       equivalent share:

         Basic                                 $     (0.06)      $     (0.49)                         $     (0.22)
                                               ===========       ===========                          ===========
         Diluted                               $     (0.06)      $     (0.49)                         $     (0.22)
                                               ===========       ===========                          ===========

Weighted average shares used in computing net loss per common and common equivalent share:

         Basic                                   1,300,000         1,300,000                            1,300,000
                                               ===========       ===========                          ===========
         Diluted                                 1,300,000         1,300,000                            1,300,000
                                               ===========       ===========                          ===========

















THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

ORTHODONTIX, INC.
(A DEVELOPMENT STAGE CORPORATION)
STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
FOR THE PERIOD FROM AUGUST 14, 1996 (DATE OF INCEPTION) TO DECEMBER 31, 1996, FOR THE YEAR ENDED DECEMBER 31, 1997, AND FOR THE THREE MONTH ENDED MARCH 31, 1998

                                                                                            DEFICIT
                                                                                           ACCUMULATED
                                                   COMMON STOCK            ADDITIONAL        DURING
                                            --------------------------      PAID-IN        DEVELOPMENT
                                                SHARES         AMOUNT        CAPITAL          STAGE            TOTAL
                                              ---------      ---------      ---------       ---------       ---------

Issuance of stock to original
     stockholders                             1,300,000      $     130      $       0       $       0       $     130

Net loss for the period from August 14,
    1996 (date of inception) to December 31,
    1996                                              0              0              0         (74,175)        (74,175)
                                              ---------      ---------      ---------       ---------       ---------

Balance, December 31, 1996                    1,300,000            130              0         (74,175)        (74,045)

Net loss for the year ended December 31,
    1997                                              0              0              0        (633,580)       (633,580)
                                              ---------      ---------      ---------       ---------       ---------

Balance, December 31, 1997                    1,300,000            130              0        (707,755)       (707,625)

Net loss for the three months ended
    March 31, 1998 (unaudited)                        0              0              0        (290,539)       (290,539)
                                              ---------      ---------      ---------       ---------       ---------

Balance, March 31, 1998 (unaudited)           1,300,000      $     130      $       0       $(998,294)      $(998,164)
                                              =========      =========      =========       =========       =========




























THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

ORTHODONTIX, INC.
(A DEVELOPMENT STAGE CORPORATION)
STATEMENTS OF CASH FLOWS

                                            FOR THE PERIOD                 FOR THE PERIOD
                                                 FROM                           FROM
                                            AUGUST 14, 1996                AUGUST 14, 1996
                                               (DATE OF                       (DATE OF
                                              INCEPTION)        FOR THE       INCEPTION)    FOR THE THREE
                                                  TO           YEAR ENDED         TO         MONTHS ENDED
                                             DECEMBER 31,     DECEMBER 31,   DECEMBER 31,      MARCH 31,
                                                 1996             1997           1997            1998
                                            ---------------   ------------ ---------------  -------------
                                                                                              (UNAUDITED)
Cash flows from operating activities:
    Net loss                                   $ (74,175)      $(633,580)      $(707,755)      $(290,539)
    Depreciation                                       0             377             377             189
    Adjustments to reconcile net loss to
         net cash used in operating activities:
      Changes in assets and  liabilities
         Other assets                                  0          (5,215)         (5,215)              0
         Accounts payable, accrued
              expenses and other payables         28,259          29,243          57,502         118,283
                                               ---------       ---------       ---------       ---------

    Net cash used in operating activities        (45,916)       (609,175)       (655,091)       (172,067)
                                               ---------       ---------       ---------       ---------

Cash flows from investing activities:
    Purchase of property, plant and
         equipment                                     0          (3,777)         (3,777)              0
    Investment in notes receivable                     0         (50,000)        (50,000)              0
                                               ---------       ---------       ---------       ---------

    Net cash used in investing activities              0         (53,777)        (53,777)              0
                                               ---------       ---------       ---------       ---------

Cash flows from financing activities:
    Proceeds from bank line of credit                  0         496,283         496,283           3,100
    Advances from shareholders                    48,598         248,907         297,505         114,861
                                               ---------       ---------       ---------       ---------

      Net cash provided by financing
           activities                             48,598         745,190         793,788         117,961
                                               ---------       ---------       ---------       ---------

Net increase (decrease) in cash                    2,682          82,238          84,920         (54,106)

Cash at beginning of period                            0           2,682               0          84,920
                                               ---------       ---------       ---------       ---------

Cash at end of period                          $   2,682       $  84,920       $  84,920       $  30,814
                                               =========       =========       =========       =========














THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

ORTHODONTIX, INC.
(A DEVELOPMENT STAGE CORPORATION)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1996 AND 1997
(INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS
ENDED MARCH 31, 1998 IS UNAUDITED)

1.     BUSINESS AND ORGANIZATION:

       Orthodontix, Inc. (the "Company") was incorporated in the State of Florida on August 14, 1996 for the purpose of creating a practice management services company to manage orthodontic practices in the United States. The Company has had no operations to date except seeking affiliations with orthodontic practices, negotiating to acquire the tangible assets of those practices, and negotiating agreements to provide management services to those practices. (See Notes 3 and 6).

       The financial statements have been prepared on the basis that the proposed transactions will occur, although no assurance can be made that the proposed transactions described in Notes 3 and 6 will be completed or that the Company will be successful in completing future acquisitions. The Company intends to expand through the acquisition of management rights to practices throughout the United States. In order to expand, the Company will need further acquisition financing in the form of debt or equity financing. There can be no assurance that such financing will be available.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

       INCOME TAXES

       The Company utilizes the liability method of accounting for income taxes. Under this method, deferred taxes are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted marginal tax rates currently in effect when the differences reverse.

       The Company has incurred a net loss of $707,755 for the period from August 14, 1996 (date of inception) through December 31, 1997. The Company has recognized no tax benefit from this loss. Due to the limited operations of the Company since its inception, a valuation allowance has been established to offset the deferred tax asset related to these losses that have been capitalized for tax purposes. There is no other significant difference in the tax and book bases of the Company's assets or liabilities that would give rise to deferred tax balances.

       USE OF ESTIMATES

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

ORTHODONTIX, INC.
(A DEVELOPMENT STAGE CORPORATION)
NOTES TO FINANCIAL STATEMENTS, CONTINUED
DECEMBER 31, 1996 AND 1997
(INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS
ENDED MARCH 31, 1998 IS UNAUDITED)


2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

       PROPERTY, PLANT AND EQUIPMENT

       Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful life of the related assets. Equipment is depreciated over a useful lives of 5 years.

       ADVERTISING

       Costs incurred for advertising are expensed when incurred.

       NET LOSS PER SHARE

       During 1997, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share" and has restated all years presented in accordance therewith. SFAS No. 128 requires a dual presentation of basic and diluted earnings per share ("EPS") on the face of the statement of operations. Basic EPS is computed by dividing net income available to common stockholders by the weighted-average number of common shares for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that would then share the earnings.

       RECENT PRONOUNCEMENTS

       In November 1997, the Emerging Issues Task Force of the FASB (the "EITF") reached a consensus relating to the conditions under which a physician management company would consolidate the accounts of an affiliated physician practice. The Company believes that its accounting policies conform to the EITF consensus.

       In April 1998, Statement of Position No. 98-5, "Reporting on the Cost of Start-Up Activities", which generally requires that the cost of start-up activities, including organizational costs, be expensed as incurred. SOP No. 98-5 is effective for fiscal years beginning after December 15, 1998. The Company expects that the implementation of SOP No. 98-5 will not have a material impact on its financial statements.

       In September 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income", which established standards of reporting and display of comprehensive income and its components. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. The Company expects that the implementation of SFAS No. 130 will not have a material impact on its financial statements.

ORTHODONTIX, INC.
(A DEVELOPMENT STAGE CORPORATION)
NOTES TO FINANCIAL STATEMENTS, CONTINUED
DECEMBER 31, 1996 AND 1997
(INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS
ENDED MARCH 31, 1998 IS UNAUDITED)


2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

       FAIR VALUE OF FINANCIAL INSTRUMENTS

       The carrying value of cash, notes receivables, accounts payable, accrued expenses and amounts due to shareholders approximates fair values principally because of the short-term maturities of these instruments.

       INTERIM UNAUDITED FINANCIAL STATEMENTS

       The financial statements as of March 31, 1998 and for the three months ended March 31, 1998 are unaudited; however, in the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the unaudited financial statements for this interim period have been included. The results of interim periods are not necessarily indicative of the results of operations to be obtained for the full year.

3.     PLANNED TRANSACTIONS:

       The Company plans to complete, through a series of mergers and asset transfers, the acquisition of certain assets and assumption of certain liabilities of 27 orthodontic practices (the "Founding Practices") (collectively the "Affiliations Acquisitions"). Owners of the Founding Practices (the "Promoters") will receive shares of common stock and cash as consideration in the Affiliations Acquisitions. In connection with the Affiliations Acquisitions, the Promoters and their professional corporations or other entities (collectively, the "PCs") will enter into long-term service agreements with the Company. Additionally, those Promoters will enter into employment and noncompete agreements with the PCs.

       The Company will not employ orthodontists or control the practice of orthodontics by the orthodontists employed by the PCs. The Company will be executing management service agreements and will not hold any equity ownership interest in the PCs, therefore, the Affiliations Acquisitions are deemed not to be business combinations. Because each of the owners of the Founding Practices is a Promoter of the transaction, Securities and Exchange Commission's Staff Accounting Bulletin ("SAB") No. 48, "Transfers of Nonmonetary Assets by Promoters or Shareholders", each Founding Practice will be deemed a promoter of the Merger. Pursuant to SAB No. 48, the transferred nonmonetary assets and assumed liabilities will be accounted for at the historical cost basis of the Founding Practices and any monetary assets assumed and any monetary liabilities included in the Affiliations Acquisitions will be recorded at fair value, and cash consideration paid in excess of net assets transferred will be reflected as a dividend paid by the Company.

ORTHODONTIX, INC.
(A DEVELOPMENT STAGE CORPORATION)
NOTES TO FINANCIAL STATEMENTS, CONTINUED
DECEMBER 31, 1996 AND 1997
(INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS
ENDED MARCH 31, 1998 IS UNAUDITED)


3.     PLANNED TRANSACTIONS, CONTINUED:

       The information set forth below assumes all the Founding Practices will participate in the Affiliations Acquisitions. Although management expects that all the practices will participate, there is no assurance that will be the case.

       The net assets to be transferred and liabilities to be assumed from the founding practices are summarized, on a combined basis, in the following table:

                                                                  DECEMBER 31,       DECEMBER 31,        MARCH 31,
                                                                      1996               1997               1998
                                                               ------------------- ---------------    --------------
                                                                                     (UNAUDITED)
           Patient receivables, net of allowance               $          611,166  $       643,078    $      633,816
           Property, equipment and improvements, net                      753,653          696,076           666,413
           Other assets                                                   123,355           70,536            65,189
                                                               ------------------- ---------------    --------------

           Assets transferred                                  $        1,488,174  $     1,409,690    $    1,365,418
                                                               =================== ===============    ==============



       Upon consummation of the Affiliations Acquisitions, the Company will enter into a service agreement with each Founding Practice under which the Company will provide management services which include consultation and other activities regarding the suitability of facilities and equipment, nonprofessional staffing, regulatory compliance, productivity improvements, inventory and supplies management, information systems management, marketing services, site selection and layout, billing and financial services, malpractice insurance, and, subject to applicable law, other services as the Company deems necessary to meet the day to day requirements of the Founding Practices.

       In general, the resulting fee will be based primarily on the practice's accrued revenue (the "Standard Contract"). In those instances where the Standard Contract may not be permitted by applicable law, an alternative form of agreement (the "Alternative Contract") will be used.

       Founding Practices are summarized, on a combined basis, in the following tables for the year ended December 31, 1996 and 1997 and the three months ended March 31, 1998:

                                                                                            YEAR ENDED
                                                                                         DECEMBER 31, 1996
                                                                               --------------------------------------
                                                                                    PATIENT            OPERATING
                                                                                    REVENUE            EXPENSES
                                                                               ------------------  ------------------
                                                                                            (UNAUDITED)
           Practices participating under the Standard Contract                 $      14,267,596   $       9,467,699
           Practices participating under the Alternative Contract                        877,375             626,794
                                                                               ------------------  ------------------

           Totals for Founding Practices                                       $      15,144,971   $      10,094,493
                                                                               ==================  ==================

ORTHODONTIX, INC.
(A DEVELOPMENT STAGE CORPORATION)
NOTES TO FINANCIAL STATEMENTS, CONTINUED
DECEMBER 31, 1996 AND 1997
(INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS
ENDED MARCH 31, 1998 IS UNAUDITED)






3.     PLANNED TRANSACTIONS, CONTINUED:

                                                                                            YEAR ENDED
                                                                                         DECEMBER 31, 1997
                                                                               --------------------------------------
                                                                                    PATIENT            OPERATING
                                                                                    REVENUE            EXPENSES
                                                                               --------------      --------------
                                                                                            (UNAUDITED)
           Practices participating under the Standard Contract                 $  15,196,820       $    9,987,770
           Practices participating under the Alternative Contract                  1,012,063              636,584
                                                                               -------------       --------------

           Totals for Founding Practices                                       $  16,208,883       $   10,624,354
                                                                               =============       ==============





                                                                                        THREE MONTHS ENDED
                                                                                          MARCH 31, 1998
                                                                               ----------------------------------
                                                                                    PATIENT            OPERATING
                                                                                    REVENUE            EXPENSES
                                                                               -------------       --------------
                                                                                            (UNAUDITED)
           Practices participating under the Standard Contract                 $   3,782,014       $    2,765,631
           Practices participating under the Alternative Contract                    253,025              136,954
                                                                               -------------       --------------

           Totals for Founding Practices                                       $   4,035,039       $    2,902,585
                                                                               =============       ==============



       Subsequent to the Affiliations Acquisitions, the operating expenses of the Founding Practices will be the responsibility of the Company. The Company will have the discretion to control the level of those expenses in conjunction with providing the related services to the PCs. The historical operating expenses of the Founding Practices for the year ended December 31, 1996 and 1997 and the three months ended March 31, 1998 that will assumed by the Company in the future are summarized, on a combined basis, excluding those employment expenses for the orthodontist or other employee that the Company is prohibited from employing by law, in the following table:

ORTHODONTIX, INC.
(A DEVELOPMENT STAGE CORPORATION)
NOTES TO FINANCIAL STATEMENTS, CONTINUED
DECEMBER 31, 1996 AND 1997
(INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS
ENDED MARCH 31, 1998 IS UNAUDITED)


3.     PLANNED TRANSACTIONS, CONTINUED:

                                                                                                      THREE MONTHS
                                                               YEAR ENDED          YEAR ENDED             ENDED
                                                              DECEMBER 31,        DECEMBER 31,          MARCH 31,
                                                                  1996                1997                1998
                                                            ------------------  --------------      ----------------
                                                                                   (UNAUDITED)
         Salaries, wages and benefits of
             non-orthodontic personnel                      $       3,455,894   $   3,456,451       $     1,135,916
         Orthodontic supplies                                       1,353,786       1,206,623               253,486
         Rent                                                       1,006,589       1,021,585               269,431
         Advertising and marketing expenses                           203,502         244,131                61,017
         General and administrative expenses                        3,731,018       4,393,043             1,117,261
                                                            ------------------  --------------      ----------------

                 Total operating expenses                           9,750,789      10,321,833             2,837,111

         Depreciation and amortization                                343,704         302,521                65,474
                                                            ------------------  --------------      ----------------

                 Total expenses                             $      10,094,493   $  10,624,354       $     2,902,585
                                                            ==================  ==============      ================



       The combined historical financial information of the Founding Practices presented herein is not related to the financial position or results of operations of the Company. This information is presented solely for the purpose of providing disclosures regarding the group of entities with which the Company will be contracting to provide future services. The Founding Practices were not operated under common control or management during the fiscal year ended December 31, 1996 and 1997 or the three months ended March 31, 1998.

       UNAUDITED PRO FORMA MANAGEMENT SERVICES FEES

       The unaudited pro forma management service fee pursuant to the service agreements for the Founding Practices, based on the historical patient revenues set forth above is summarized in the following table for the year ended December 31, 1996 and 1997 and the three months ended March 31, 1998:

ORTHODONTIX, INC.
(A DEVELOPMENT STAGE CORPORATION)
NOTES TO FINANCIAL STATEMENTS, CONTINUED
DECEMBER 31, 1996 AND 1997
(INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS
ENDED MARCH 31, 1998 IS UNAUDITED)




3.     PLANNED TRANSACTIONS, CONTINUED:

                                                                                                      THREE MONTHS
                                                               YEAR ENDED          YEAR ENDED             ENDED
                                                              DECEMBER 31,        DECEMBER 31,          MARCH 31,
                                                                  1996                1997                1998
                                                            ------------------  ------------------  ---------------
                                                                                   (UNAUDITED)
         Practices participating under the
             Standard Contract                              $       2,140,139   $    2,279,523      $     567,302

         Practices participating under the
             Alternative Contract                                     155,500          151,809             37,954
                                                            ------------------  ---------------     ---------------

         Total pro forma service agreement
             revenues                                       $       2,295,639   $    2,431,332      $     605,256
                                                            ==================  ===============     ===============



       Management has concluded that the changes in the orthodontists' incentive structure are unlikely to affect the conduct of the orthodontists' practices.

4.     RELATED PARTY TRANSACTIONS:

       The Company currently shares office space and several support employees with one of its shareholders. The shareholder has advanced the pro rata share of these costs to the Company. Such amounts which are $8,598, $62,207 and $14,861 for the period from August 14, 1996, date of inception, to December 31, 1996, for the year ended December 31, 1997, and for the three month period ending March 31, 1998, respectively, have been reflected in general and administrative expenses in the accompanying statement of operations. The Company believes that the consideration being paid to this related party reflects the fair market value of the services being provided to the Company.

       Two of the Company's shareholders have funded expenses of the Company from the date of inception to date. Such amounts are classified as a long-term liability in the accompanying balance sheets as the shareholders have agreed not to demand repayment of such amounts until the Company completes the Transaction as described in Note 7.

       During 1997, the Company advanced $50,000 to one of the Promoters who owned a Founding Practice. This amount bears interest at 6% per annum and will be repaid to the Company upon the completion of the Transaction (described in Note 7) and the Affiliation Acquisitions (described in
       Note 3).

ORTHODONTIX, INC.
(A DEVELOPMENT STAGE CORPORATION)
NOTES TO FINANCIAL STATEMENTS, CONTINUED
DECEMBER 31, 1996 AND 1997
(INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS
ENDED MARCH 31, 1998 IS UNAUDITED)



5.     BANK LINE OF CREDIT:

       In July 1997, the Company entered into a loan agreement with a bank for a $500,000 line of credit to fund the Company's permanent working capital. The Company may borrow, repay and reborrow from time to time as long as the total indebtedness does not exceed the principal amount. All amounts outstanding are due and payable on demand. The line of credit will accrue interest, payable monthly, on the unpaid balance at the LIBOR market index rate plus 2% (approximately 7.69% and 7.56% at December 31, 1997 and March 31, 1998, respectively). As of December 31, 1997 and March 31, 1998, the Company had approximately $3,700 and $600 available under the line of credit. A limited partnership, the sole limited partner of which is Stephen J. Dresnick, M.D., who, upon consummation of the transaction described in Note 7 is contemplated to be the Chairman of the Company, collateralized the Company's repayment obligation under the line of credit.

6.     CONTINGENCIES:

       The Company will be subject to certain government regulation at the federal and state levels. In compliance with certain regulatory requirements, the Company will not control the practice of orthodontics. Long-term service agreements may be challenged by certain states as to their legality. There can also be no assurance that the laws and regulations of the states in which the Company will maintain operations will not change or be interpreted in the future to restrict the Company's relationships with orthodontists.

       Although the Company will not employ orthodontists or control the practice of orthodontists, the Company intends to acquire certain liability insurance for itself since the orthodontists may be subject to legal liability suits while under service agreement with the Company.

ORTHODONTIX, INC.
(A DEVELOPMENT STAGE CORPORATION)
NOTES TO FINANCIAL STATEMENTS, CONTINUED
DECEMBER 31, 1996 AND 1997
(INFORMATION AS OF MARCH 31, 1998 AND FOR THE THREE MONTHS
ENDED MARCH 31, 1998 IS UNAUDITED)


7.     BUSINESS COMBINATION:

       On May 6, 1997, the Company entered into a letter of intent with Embassy Acquisition Corp., a Florida corporation ("Embassy"), regarding a business combination of the Company and Embassy (the "Transaction").

       Embassy was formed in November 1995 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other similar business combination with an operating company. In April 1996, Embassy consummated an initial public offering of its equity securities from which it derived net proceeds of approximately $7.1 million of which $6.8 million was held in escrow at September 30, 1997 pending the consummation of a business combination. Embassy has conducted no operations to date other than in connection with its efforts to effect a business combination.

       As of October 30, 1997, the Company and Embassy entered into an Agreement and Plan of Merger and Reorganization (the "Agreement") regarding the Transaction. Pursuant to the Agreement, the parties shall engage in the Transaction, which at closing of the Transaction (the "Closing") will result in the Company becoming a wholly owned subsidiary corporation of Embassy. The Transaction will be treated as a capital transaction equivalent to the issuance of stock by the Company for the net monetary assets of Embassy accompanied by a recapitalization.

       Concurrently with the consummation of the Merger, the Company will exchange cash and shares of Embassy common stock for certain assets and liabilities of the Founding Practices as discussed in Note 3.

8.     SUBSEQUENT EVENT:

       On April 16, 1998, the Company consummated the Transaction pursuant to the Agreement (as described in Note 7) and the Affiliation Acquisitions with 27 Founding Practices (as described in Note 3). At the Closing, (i) the Company became a wholly-owned subsidiary of Embassy in exchange for among other things, 3,374,637 shares of the Embassy's Common Stock, representing approximately 57.1% of the Embassy's outstanding Common Stock after giving effect to the transaction; and (ii) Embassy changed its name to "Orthodontix, Inc.".